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Exhibit 99.8

         The Unipath Division of Unilever Plc

         Combined Financial Statements
As of November 30, 2001 and December 31, 2000
Together with Auditors' Report

Table of Contents

Page
Report of Independent Public Accountants	3
Combined Statements of Operations for the Eleven Months Ended November 30, 2001 and the Years Ended December 31, 2000 and 1999	4
Combined Balance Sheets as of November 30, 2001 and December 31, 2000	5
Combined Statements of Stockholders' Equity and Net Parent Company Investment for the Eleven Months Ended November 30, 2001 and the Years Ended December 31, 2000 and 1999	6
Combined Statements of Cash Flows for the Eleven Months Ended November 30, 2001 and the Years Ended December 31, 2000 and 1999	7
Notes to Combined Financial Statements	8

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

        To the Unipath Division of Unilever Plc:

        We have audited the accompanying combined balance sheets of the Unipath Division (Unipath or the Company) of Unilever Plc (Unilever or Parent) as of November 30, 2001 and December 31, 2000, and the related combined statements of operations, stockholders' equity and net parent company investment and cash flows for the eleven months ended November 30, 2001 and each of the two years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Unipath Division of Unilever Plc as of November 30, 2001 and December 31, 2000, and the results of their operations and their cash flows for the eleven months ended November 30, 2001 and each of the two years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

                      ARTHUR ANDERSEN LLP

Boston, Massachusetts
March 1, 2002

UNIPATH DIVISION OF UNILEVER PLC

COMBINED STATEMENTS OF OPERATIONS

	Eleven Months Ended November 30, 2001	Years Ended December 31,
		2000	1999
Net product sales	$86,040,046	$90,309,040	$76,653,453
License revenue	10,903,218	7,996,801	12,221,941

Net revenue	96,943,264	98,305,841	88,875,394
Cost of sales	29,972,692	36,228,345	34,859,498

Gross profit	66,970,572	62,077,496	54,015,896

Operating expenses:
Research and development	9,780,328	10,212,189	10,902,661
Selling and marketing	32,752,892	32,858,875	28,867,599
General and administrative	15,605,623	19,124,431	20,505,948

	58,138,843	62,195,495	60,276,208

Operating income (loss)	8,831,729	(117,999)	(6,260,312)
Interest expense	(118,495)	(157,104)	(113,760)
Other income, net	233,639	166,885	56,252

Income (loss) before income taxes	8,946,873	(108,218)	(6,317,820)
Income tax provision	4,866,116	2,177,582	1,458,591

Net income (loss)	$4,080,757	$(2,285,800)	$(7,776,411)

The accompanying notes are an integral part of these combined financial statements.

UNIPATH DIVISION OF UNILEVER PLC

COMBINED BALANCE SHEETS

	November 30, 2001	December 31, 2000
ASSETS
Current Assets:
Cash and cash equivalents	$1,721,496	$640,478
Accounts receivable, net of reserves of approximately $1,950,000 at November 30, 2001 and $1,454,000 at December 31, 2000	15,925,360	15,271,738
Inventories	8,616,813	8,468,359
Prepaid expenses and other current assets	1,103,193	1,423,567
Due from affiliated companies of Unilever (Note 4(a))	403,279	400,434

Total current assets	27,770,141	26,204,576

Property and equipment, net	19,740,403	23,007,310

	$47,510,544	$49,211,886

LIABILITIES AND STOCKHOLDERS' EQUITY AND NET PARENT COMPANY INVESTMENT
Current Liabilities:
Bank overdraft	$1,733,488	$1,578,971
Accounts payable	2,632,066	2,091,708
Accrued expenses and other current liabilities	14,996,659	16,201,022

Total current liabilities	19,362,213	19,871,701

Long-term Liabilities:
Due to Unilever (Note 4(a))	76,507,806	102,518,405
Deferred tax liability	2,079,367	2,266,526
Other long-term liabilities	2,756,483	2,500,004

Total long-term liabilities	81,343,656	107,284,935

Commitments and Contingencies (Note 5)
Stockholders' Equity and Net Parent Company Investment:
Common stock—
Authorized, issued and outstanding—302,851 shares	3,320,530	3,320,530
Additional paid-in capital	27,648,244	9,199,671
Net parent company investment	(44,392,779)	(39,097,114)
Deferred compensation	(202,517)	(284,593)
Accumulated deficit	(60,185,201)	(68,394,077)
Accumulated other comprehensive income	20,616,398	17,310,833

Total stockholders' equity and net parent company investment	(53,195,325)	(77,944,750)

	$47,510,544	$49,211,886

The accompanying notes are an integral part of these combined financial statements.

UNIPATH DIVISION OF UNILEVER PLC

COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
AND NET PARENT COMPANY INVESTMENT

	Common Stock
	Number of Shares	Par Value	Additional Paid-in Capital	Net Parent Company Investment	Deferred Compensation	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders' Equity	Comprehensive (Loss) Income
BALANCE, DECEMBER 31, 1998	302,851	$3,320,530	$8,108,709	$(25,268,130)	$(366,497)	$(68,766,864)	$9,019,051	$(73,953,201)	$—
Deferred compensation	—	—	61,100	—	(61,100)	—	—	—	—
Amortization of deferred compensation	—	—	—	—	82,293	—	—	82,293	—
Capital contribution from (dividends to) Unilever	—	—	598,734	(8,524,804)	—	(39,823)	—	(7,965,893)	—
Net cash contributed by Unilever	—	—	—	6,011,031	—	—	—	6,011,031	—
Changes in cumulative translation adjustment	—	—	—	—	—	—	2,145,220	2,145,220	2,145,220
Net loss	—	—	—	(5,771,567)	—	(2,004,844)	—	(7,776,411)	(7,776,411)

Total comprehensive loss									(5,631,191)

BALANCE, DECEMBER 31, 1999	302,851	3,320,530	8,768,543	(33,553,470)	(345,304)	(70,811,531)	11,164,271	(81,456,961)
Deferred compensation	—	—	23,592	—	(23,592)	—	—	—	—
Amortization of deferred compensation	—	—	—	—	84,303	—	—	84,303	—
Capital contribution from (dividends to) Unilever	—	—	407,536	(5,597,761)	—	(1,251,461)	—	(6,441,686)	—
Net cash contributed by Unilever	—	—	—	6,008,832	—	—	—	6,008,832	—
Changes in cumulative translation adjustment	—	—	—	—	—	—	6,146,562	6,146,562	6,146,562
Net (loss) income	—	—	—	(5,954,715)	—	3,668,915	—	(2,285,800)	(2,285,800)

Total comprehensive income									3,860,762

BALANCE, DECEMBER 31, 2000	302,851	3,320,530	9,199,671	(39,097,114)	(284,593)	(68,394,077)	17,310,833	(77,944,750)	—
Amortization of deferred compensation	—	—	—	—	82,076	—	—	82,076	—
Capital contribution from (dividends to) Unilever	—	—	18,448,573	(7,632,253)	—	(1,384,256)	—	9,432,064	—
Net cash contributed by Unilever	—	—	—	7,848,963	—	—	—	7,848,963	—
Changes in cumulative translation adjustment	—	—	—	—	—	—	3,305,565	3,305,565	3,305,565
Net (loss) income	—	—	—	(5,512,375)	—	9,593,132	—	4,080,757	4,080,757

Total comprehensive income									$7,386,322

BALANCE, NOVEMBER 30, 2001	302,851	$3,320,530	$27,648,244	$(44,392,779)	$(202,517)	$(60,185,201)	$20,616,398	$(53,195,325)

The accompanying notes are an integral part of these combined financial statements.

UNIPATH DIVISION OF THE UNILEVER GROUP

COMBINED STATEMENTS OF CASH FLOWS

	Eleven Months Ended November 30, 2001	Years Ended December 31,
		2000	1999
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$4,080,757	$(2,285,800)	$(7,776,411)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of deferred compensation	82,076	84,303	82,293
Depreciation and amortization	3,930,435	5,257,129	5,543,427
Loss on disposal of property and equipment	67,862	1,487,883	1,406,521
Deferred income taxes	(84,742)	(1,067,757)	1,778,732
Changes in current assets and liabilities:
Accounts receivable, net	(1,218,976)	(4,071,559)	(2,299,596)
Inventories	(492,445)	4,875,115	7,808,666
Prepaid expenses and other current assets	535,447	(221,241)	(298,076)
Accounts payable	640,816	483,322	(83,584)
Accrued expenses and other current liabilities	(443,701)	4,209,752	321,489

Net cash provided by operating activities	7,097,529	8,751,147	6,483,461

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,753,283)	(1,392,931)	(1,135,986)

Net cash used in investing activities	(1,753,283)	(1,392,931)	(1,135,986)

CASH FLOWS FROM FINANCING ACTIVITIES:
Change in bank overdraft	226,322	(554,494)	522,037
Contribution from Unilever	7,848,963	6,008,832	6,011,031
Change in due to Unilever and affiliated companies	(12,360,900)	(13,010,979)	(12,100,418)

Net cash used in financing activities	(4,285,615)	(7,556,641)	(5,567,350)

Foreign Exchange Effect On Cash And Cash Equivalents	22,387	(167,596)	(116,802)

Net Increase (Decrease) In Cash And Cash Equivalents	1,081,018	(366,021)	(336,677)
Cash And Cash Equivalents, Beginning Of Period	640,478	1,006,499	1,343,176

Cash And Cash Equivalents, End Of Period	$1,721,496	$640,478	$1,006,499

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Capital contribution from (dividends to) Unilever	$9,432,064	$(6,441,686)	$(7,965,893)

The accompanying notes are an integral part of these combined financial statements.

UNIPATH DIVISION OF THE UNILEVER GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS

NOVEMBER 30, 2001

(1) Description of Business and Basis of Presentation

        The Unipath Division (Unipath or the Company) of Unilever Plc (Unilever or Parent) is engaged in the development, manufacturing and marketing of diagnostic products for the women's health market and, to a lesser extent, the infectious disease market. The Company's products are manufactured at its facilities in the United Kingdom and marketed primarily in Europe and the United States.

        On December 20, 2001, the Unipath businesses were sold to Inverness Medical Innovations, Inc. (Innovations) under a sale agreement (the Sale Agreement). The Unipath combined financial statements consist of all Unipath entities and businesses that were acquired by Innovations for all periods presented. The Unipath entities and businesses that comprise the combined entity are as follows:

  •
  Unipath Limited (Unipath UK), a British corporation, and its wholly owned subsidiary, Unipath Management Limited (UML), also a British corporation (see Note 4(c)), including allocations of common expenditures from Unilever

  •
  The business of Unipath conducted in the United States (Unipath US)

  •
  Unipath Diagnostics GmbH (Unipath Germany), a German corporation

  •
  Unipath Scandinavia AB (Unipath Scandinavia), a Swedish corporation

  •
  Unipath B.V. (Unipath Netherlands), a Dutch corporation

  •
  Unipath assets, primarily intellectual property, held by Unilever, along with the related license revenue

        The Company has combined the financial statements of the individual legal entities, along with the assets, liabilities, revenues and expenses of the Unipath businesses conducted by Unipath US and Unilever, in a manner consistent with consolidated financial statements. All material intercompany transactions have been eliminated. Amounts due to or from Unilever and other Unilever subsidiaries that are not part of Unipath are reflected as amounts "Due to or from Unilever and affiliated companies" (see Note 4(a)). Unipath's equity accounts reflect the combined par value of the Unipath entities, the historical equity accounts of the legal entities that comprise Unipath and a "Net Parent Company Investment" representing the net assets of the Unipath businesses conducted by Unipath US and Unilever.

        Unipath's combined financial statements reflect the allocation of Unilever's common expenditures. Such allocations have been made in accordance with Staff Accounting Bulletin (SAB) No. 55, Allocation of Expenses and Related Disclosure in Financial Statements of Subsidiaries, Divisions or Lesser Business Components of Another Entity. Management believes the accompanying combined financial statements reflect substantially all costs of doing business, including those incurred by Unilever on Unipath's behalf. Costs that are clearly identifiable as being applicable to a Unipath subsidiary or business have been allocated to Unipath. The most significant costs included in this category include salary and benefits of certain employees and legal and other professional fees. Costs of corporate operations and other centralized departments, such as research and development, that serve all operations have been allocated by Unilever, where such allocations would be material, using relevant allocation measures. Corporate costs that clearly relate to businesses or subsidiaries that are not part of the Unipath businesses or that do not provide any significant direct or indirect benefit to Unipath have not been allocated to Unipath. As discussed more thoroughly in Note 2(f) and Note 7, Unipath accounts for income taxes using the separate return method, pursuant to Statement of Financial Accounting Standard (SFAS) No. 109, Accounting for Income Taxes. Unilever has historically charged interest on certain loans made to the Unipath businesses. Accordingly, Unipath's combined statements of operations reflect interest expense on these amounts due to Unilever (see Note 4(a)). Interest expense does not include amounts recorded on general corporate borrowings of Unilever. Unipath believes that the allocation methods described herein are reasonable and fairly reflect its financial position and results of operations.

(2) Summary of Significant Accounting Policies

  (a) Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  (b) Foreign Currencies

        Unipath follows the provisions of SFAS No. 52, Foreign Currency Translation. All assets and liabilities of the foreign Unipath entities are translated into U.S. dollars using the exchange rate at each balance sheet date while income and expense accounts are translated using the average rates of exchange during each period. Foreign currency exchange transaction gains (losses) of approximately $343,000, $(273,000) and $(390,000) during the eleven months ended November 30, 2001 and the years ended December 31, 2000 and 1999, respectively, are reflected as a component of other income, net, in the accompanying combined statements of operations.

  (c) Cash and Cash Equivalents

        Unipath considers all highly liquid investments purchased with original maturities of three months or less at the date of acquisition to be cash equivalents. Cash equivalents consisted of money market funds as of November 30, 2001 and December 31, 2000.

  (d) Inventories

        Inventories are stated at the lower of cost (first-in, first-out) or market.

  (e) Depreciation and Amortization

        Unipath records property and equipment at historical cost. Depreciation and amortization are computed using the straight-line method based on the following estimated useful lives of the related assets: machinery, laboratory equipment and tooling (3–10 years), leasehold improvements (lesser of term of lease or useful life of asset), furniture and fixtures (4–10 years) and computer equipment (3–5 years).

  (f) Income Taxes

        Unipath provides for income taxes in accordance with the provisions of SFAS No. 109. Unipath's income tax provisions mainly represent those recorded by Unipath UK and Unipath Germany. Most of the Unipath entities have been in net loss positions and, accordingly, have paid virtually no income taxes in their jurisdictions. The combined financial statements include the historical income derived from licenses that Innovations acquired from Unilever. The Company recorded a tax provision for the license income, which is included in income tax provision in the accompanying combined statements of operations. The tax accounts of Unipath have been computed using the separate return method. Accordingly, a deferred tax asset or liability is determined based on the difference between the financial statement and tax bases of assets and liabilities, as measured by the enacted tax rates expected to be in effect when these differences reverse as if each of the entities in the combined group filed its own separate tax return. Unipath's primary temporary difference that gives rise to the deferred tax liability relates to the different book and tax lives assigned to property and equipment (see Note 7).

  (g) Revenue Recognition

        Unipath's revenues are derived primarily from product sales. Product revenue is recognized upon shipment to customers, at which time title is transferred, less a reserve for estimated product returns and allowances in accordance with SFAS No. 48, Revenue Recognition When Right of Return Exists. The Securities and Exchange Commission issued SAB No. 101, Revenue Recognition, in December 1999, which sets forth provisions for revenue recognition on multiple-element arrangements and acceptance and delivery criteria, among other items. The adoption of SAB No. 101 did not have a material impact on Unipath's operating results. Unipath receives royalties from third party licensees of its intellectual property. Since Unipath does not have any performance obligations associated with these licenses, it recognizes license income when amounts are reported and paid by licensees as these amounts are not estimable until such time.

  (h) Employee Stock Compensation Arrangements

        Unilever offers an employee stock purchase plan to its employees resident in the United Kingdom, including those employed by Unipath. The employee saves a specified monthly amount via payroll deductions for a period of five years. Under the terms of the plan, employees contract to purchase a fixed number of shares for a fixed price. At the end of the contract period, the employee has six months to accept delivery of the shares, pursuant to the original contract, or cancel the contract. Employees who do not purchase stock are entitled to receive cash in the amount of the contract balance plus nominal interest (3% at November 30, 2001). The plan is a compensatory plan as defined in Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees. Accordingly, the intrinsic value of each contract is recognized ratably over the contract period. For the eleven months ended November 30, 2001 and the years ended December 31, 2000 and 1999, Unipath recorded compensation expense of approximately $82,000, $84,000 and $82,000, respectively.

        Certain key executives of Unipath hold employee stock options in various Unilever stock option plans. Unipath has accounted for these stock compensation arrangements under the provisions of APB Opinion No. 25 and Financial Accounting Standards Board (FASB) Interpretation (FIN) No. 44, Accounting for Certain Transactions Involving Stock Compensation. Unipath has elected to use the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation, and in accordance with FIN No. 44, has included in these disclosures all options held by those individuals whose costs of employment are included in each of the periods presented in the accompanying combined statements of operations.

  (i) Postretirement Benefits

        Unilever (through a wholly owned subsidiary) offers a defined benefit pension plan (the Unilever Plan) to its United Kingdom-based employees, including those employed by Unipath. In accordance with SFAS No. 87, Employer's Accounting for Pensions, and the related implementation guidance provided by the FASB, Unipath follows multiemployer plan accounting and accounts for the Unilever pension plan as a defined contribution plan. As a result, Unipath records as an expense its actual annual funding obligation and records as a liability the amounts billed by Unilever but unpaid as of the balance sheet date. Due to the overfunded status of the Unilever pension plan, there has been no funding requirement, and accordingly, no expense was recorded for the eleven months ended November 30, 2001 and the years ended December 31, 2000 and 1999.

  (j) Concentration of Credit Risk

        Financial instruments that potentially subject Unipath to concentration of credit risk primarily consist of cash and cash equivalents and accounts receivable. Unipath sells products to retailers primarily in Europe and United States. Unipath maintains reserves for potential credit losses. To date such losses have been within management's expectations. Unipath does not require collateral or other securities to support customer receivables; however, it performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses. For the eleven months ended November 30, 2001 and the years ended December 31, 2000 and 1999, there were no customers from whom Unipath generated more than 10% of its net revenue or gross accounts receivable for the respective periods.

        Revenue by geographic location is as follows:

		Years Ended December 31,
	Eleven Months Ended November 30, 2001
		2000	1999
United States	$33,274,271	$31,663,744	$26,838,813
United Kingdom	16,427,262	18,176,406	16,952,111
Germany	12,884,258	12,476,111	15,557,374
Japan	7,384,726	7,066,198	11,858,374
Other	26,972,747	28,923,382	17,668,722

	$96,943,264	$98,305,841	$88,875,394

        Unipath has no significant off-balance-sheet or other concentration of credit risks such as foreign exchange contracts, option contracts or other foreign hedging arrangements, except as noted in Note 2(m).

  (k) Financial Instruments and Fair Value of Financial Instruments

        Unipath's financial instruments consist of cash equivalents, accounts receivable and debt. The estimated fair value of these financial instruments approximates their carrying value at November 30, 2001 and December 31, 2000. The estimated fair values have been determined through information obtained from market sources and Unipath does not have any material derivative or other financial instruments, except as noted in Note 2(m).

  (l) Impairment of Long-Lived Assets

        Unipath periodically examines the carrying value of its long-lived assets to determine whether there are any impairment losses. If indicators of impairment were present in long-lived assets used in operations and undiscounted future cash flows were not expected to be sufficient to recover the assets' carrying amount, an impairment loss would be charged to expense in the period of impairment. Unipath believes that the remaining carrying values of these assets were realizable as of November 30, 2001 and December 31, 2000.

  (m) Recent Accounting Pronouncements

        In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. As amended by SFAS No. 137 in June 1999, the statement is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. In June 2000, the FASB issued SFAS No. 138, which was a significant amendment to SFAS No. 133. SFAS No. 133 and its amendments establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively, the derivatives) and for hedging activities. The Emerging Issues Task Force (EITF) has also issued a number of derivative-related tentative and final consensus. Unipath does not have any derivative instruments for any period presented, as Unilever enters into foreign currency hedging transactions on behalf of Unipath. However, Unipath has not documented and designated the hedging relationship or formalized the intercompany hedging relationship. Therefore, Unipath does not qualify for hedge accounting under SFAS No. 133 (or SFAS No. 52, Foreign Currency Translation, for the periods prior to the effective date of SFAS No. 133), and accordingly, records currency fluctuations on the underlying receivables and payables as current period charges and credits to the combined statements of operations.

        In May 2000, the EITF reached a consensus on EITF Issue No. 00-14, Accounting for Certain Sales Incentives, which is effective for the quarter ended on or after December 15, 2001. EITF Issue No. 00-14 establishes accounting and reporting standards for the cost of certain sales incentives. Unipath offers certain sales incentives that fall within the scope of EITF Issue No. 00-14, such as coupons and free products, to some of its customers. Unipath accounted for these sales incentives in accordance with EITF Issue No. 00-14 for all periods presented in the accompanying combined statements of operations.

        In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which is effective for any fiscal year beginning on or after June 30, 2002. Unipath does not expect the adoption of SFAS No. 144 to have a material effect on its financial condition or results of operations.

(3) Other Balance Sheet Information

        Components of other selected captions in the combined balance sheets consisted of:

	November 30, 2001	December 31, 2000
INVENTORIES:
Raw materials	$3,723,334	$4,523,925
Work-in-process	826,969	1,264,617
Finished goods	4,066,510	2,679,817

	$8,616,813	$8,468,359

PROPERTY, PLANT AND EQUIPMENT, AT COST:
Machinery, laboratory equipment and tooling	$25,025,185	$25,481,807
Leasehold improvements	11,036,221	11,532,081
Furniture and fixtures	1,202,426	1,245,543
Computer equipment	3,412,409	3,058,171

	40,676,241	41,317,602
Less: Accumulated depreciation and amortization	20,935,838	18,310,292

	$19,740,403	$23,007,310

ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES:
Compensation and compensation-related	$4,039,053	2,908,584
Professional fees	630,510	949,113
Advertising and marketing	4,184,908	5,364,249
Accrued intellectual property costs	1,436,602	2,810,014
Other	4,705,586	4,169,062

	$14,996,659	$16,201,022

(4) Related Party Transactions

  (a) Due to Unilever and Affiliated Companies

        The amounts for "Due to Unilever and affiliated companies" are comprised of the following:

	November 30, 2001	December 31, 2000
Due from affiliated companies of Unilever	$(403,279)	$(400,434)
Due to Unilever	76,507,806	102,518,405

	$76,104,527	$102,117,971

        The amounts in "Due from affiliated companies of Unilever" represent products sold to these affiliated companies. During the eleven months ended November 30, 2001 and the years ended December 31, 2000 and 1999, Unipath sold approximately $701,000, $676,000 and $530,000, respectively, in products to other Unilever affiliated companies.

        The balances in "Due to Unilever" primarily represent funding, net of repayments, and charges for the allocation of common operating expenses from Unilever to Unipath entities and businesses. Also included in the balances in "Due to Unilever" are transfers of annual profits and losses from Unipath Germany and Unipath Scandinavia to their respective Unilever holding companies under certain agreements with Unilever (see Note 4(b)).

        In July 2001, in preparation for a restructuring of the Unipath businesses in the United Kingdom (see Note 4(c)), UML entered into a loan agreement with Unilever in the amount of 30,000,000 British Pounds Sterling (approximately $43,077,000), which replaced its then outstanding intercompany payable balance due to Unilever. The loan was a demand loan and bore no interest. Immediately prior to the execution of the restructuring, 15,000,000 British Pounds Sterling (approximately $21,538,000) of this loan was forgiven (see Note 4(c)), which has been accounted for as a capital contribution in the accompanying combined statements of stockholders' equity and net parent company investment, net of a capital contribution from Unipath UK to Unilever in the amount of 2,165,000 British Pounds Sterling (approximately $3,089,000) to acquire the net assets of UML from Unilever. The amount outstanding on this loan at November 30, 2001 was 15,000,000 British Pounds Sterling (approximately $21,378,500). As part of Innovations' purchase price of the Unipath entities and business, Innovations assumed and paid-off the outstanding balance of this loan.

All balances in "Due to Unilever", except for the balance due to Unilever from Unipath Netherlands, are interest free. The amount payable by Unipath Netherlands bears interest at 3.51% and 5.02% per annum as of November 30, 2001 and December 31, 2000, respectively. The amounts due to Unilever from Unipath Netherlands were $3,132,000 and $3,416,000 at November 30, 2001 and December 31, 2000, respectively. Interest expense incurred on the amounts due to Unilever from Unipath Netherlands were $111,000, $142,000 and $90,000 for the eleven months ended November 30, 2001 and the years ended December 31, 2000 and 1999, respectively, and were included in interest expense in the accompanying combined statements of operations.

        As part of Innovations' purchase price of the Unipath entities and business, Innovations assumed and paid-off substantially all of the balance in "Due to Unilever" on the acquisition date.

        The combined statements of operations include expenses which are allocated to Unipath entities and businesses by Unilever. These allocations include, among other things, support services such as financial, computer, legal, sales, marketing, and research and development, as well as administrative costs (see Note 1). Unipath recorded expenses of approximately $6,368,000, $7,079,000 and $7,500,000 relating to these allocations during the eleven month ended November 30, 2001 and the years ended December 31, 2000 and 1999, respectively, which it believes approximates arm's-length costs. The allocated expenses, which are included in the respective captions in the accompanying combined statements of operations, are made up of the following:

		Years Ended December 31,
	Eleven Months Ended November 30, 2001
		2000	1999
Research and development	$3,443,000	$3,837,000	$4,095,000
Selling and marketing	19,000	14,000	—
General and administrative	2,906,000	3,228,000	3,405,000

Total allocated expenses	$6,368,000	$7,079,000	$7,500,000

  (b) Profit and Loss Equalization Agreements with Unilever

        Unipath Germany and Unipath Scandinavia have agreements in place with their respective local Unilever parent companies, where all profits and losses incurred are transferred to the local Unilever parent to allow equalization of profit and losses among all local Unilever entities (the Profit and Loss Equalization Agreements). Under the terms of the Sale Agreement between Innovations and Unilever, the Profit and Loss Equalization Agreements were cancelled subsequent to the profit and loss transfers to Unilever for the year ended December 31, 2001.

        During the eleven months ended November 30, 2001, Unipath Germany transferred net income of $457,000 to its local Unilever parent under the Profit and Loss Equalization Agreement, which is reflected as a dividend distribution to Unilever in the accompanying combined statements of stockholders' equity and net parent company investment. During the years ended December 31, 2000 and 1999, Unipath Germany transferred net losses of $408,000 and $599,000, respectively, to its local Unilever parent under the Profit and Loss Equalization Agreement, which is reflected as capital contribution from Unilever in the accompanying combined statements of stockholders' equity and net parent company investment.

        During the eleven months ended November 30, 2001 and the years ended December 31, 2000 and 1999, Unipath Scandinavia transferred net income of $927,000, $1,251,000 and $40,000, respectively, to its local Unilever parent under the Profit and Loss Equalization Agreement, which is reflected as dividend distributions to Unilever in the accompanying combined statements of stockholders' equity and net parent company investment.

  (c) Restructuring of Unipath entities in the United Kingdom

        In July 2001, in anticipation of the sale of the Unipath entities and businesses, Unilever restructured the legal ownership of the trade and assets of its women's health businesses in the United

Kingdom for tax purposes. This reorganization of entities under common control has been accounted for on a historical cost basis. As part of this restructuring, Unilever forgave 15,000,000 British Pounds Sterling (approximately $21,538,000) in intercompany indebtedness from UML, and subsequently, Unipath UK acquired the net assets of UML from Unilever for 2,165,000 British Pound Sterling (approximately $3,089,000). These transactions have been accounted for as capital contribution in the accompanying combined statements of stockholders' equity and net parent company investment.

(5) Commitments and Contingencies

  (a) Operating Leases

        Unipath has operating lease commitments for certain of its facilities and equipment that expire through September 2021. The following schedule outlines future minimum annual rental payments under these leases at November 30, 2001:

December 2001 and the Year 2002	$2,529,000
2003	2,108,000
2004	1,910,000
2005	1,882,000
2006	1,924,000
Thereafter	32,983,000

$43,336,000

        Lease expense relating to these operating leases was approximately $2,664,000, $2,833,000 and $2,935,000 for the eleven months ended November 30, 2001 and the years ended December 31, 2000 and 1999, respectively.

  (b) Capital Expenditure Commitment

        At November 30, 2001, Unipath UK had total outstanding non-cancelable equipment purchase commitments of approximately 748,000 British Pounds Sterling (approximately $1,100,000).

  (c) Legal Proceedings

        Because of the nature of its business, Unipath may from time to time be subject to consumer product claims or various other lawsuits arising in the ordinary course of its business and expects that this will continue to be the case in the future. These lawsuits generally seek damages, sometimes in substantial amounts, for personal injuries or other commercial claims. In addition, Unipath aggressively defends its patent and other intellectual property rights. This often involves bringing infringement or other commercial claims against third parties, which can be expensive and can result in counterclaims against Unipath.

        In each of the following legal proceedings, neither Unipath nor its current legal advisors are able to estimate the range of potential losses due to the early stages and complexity of these proceedings.

        In April 2001, 66 consumers brought an action in London claiming defects in Unipath's Persona contraceptive device, negligence and breach of contract, all allegedly leading to unwanted pregnancies by the claimants at or prior to 1998. The case is expected to be ready for trial to a judge in the latter half of 2003. Unipath believes that there are substantial defenses to the claims and intends to defend vigorously and believes that it can prevail on the merits of the claim. Formal documentary and other discovery permitted under the law in the United Kingdom has not yet commenced, but is anticipated to be conducted during the second half of 2002 and into 2003. The case is insured by Unilever product liability insurance up to 50 million British Pounds Sterling or more, depending on when the complained of event occurred. As a result, Unipath does not anticipate that an adverse decision in the case will have a material adverse impact on its sales, operations or financial performance.

        In May 1999, Intervention, Inc., a California corporation, filed separate suits against Unipath US and certain of its competitors alleging that the defendants' labeling on their home pregnancy tests is misleading as to the level of accuracy under certain conditions. The plaintiff seeks restitution of profits on behalf of the general public, injunctive relief and attorneys' fees. A trial on this matter has not yet been scheduled. Unipath believes that the actions are without merit and intends to continue its vigorous defense. Unipath does not believe that an adverse ruling against it would have a material adverse impact on its sales, operations or financial performance.

(6) Stockholders' Equity

  (a) Common Stock

        At November 30, 2001 and December 31, 2000, the total number of authorized, issued and outstanding shares of common stock of the Unipath entities was 302,851.

  (b) Unilever Stock Options Held by Unipath Officers

        Certain key executives of Unipath hold employee stock options in various Unilever stock option plans, of which the underlying stock are traded on various stock exchanges around the world. Unipath has accounted for these stock compensation arrangements under the provisions of APB Opinion No. 25 and FIN No. 44. Unipath has elected to use the disclosure-only provisions of SFAS No. 123, and in accordance with FIN No. 44 has included in the following disclosures all options held by those individuals whose costs of employment are included in each of the periods presented in the accompanying combined statements of operations.

The following is a summary of all stock option activity during the eleven months ended November 30, 2001 and each of the two years ended December 31, 2000 and 1999:

	2001		2000		1999
	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price
Outstanding at beginning of period	113,779	$19.24	85,709	$20.59	43,604	$21.00
Granted	42,105	14.82	28,070	15.14	42,105	20.16

Outstanding at end of period	155,884	$18.05	113,779	$19.24	85,709	$20.59

Exercisable at end of period	43,604	$21.00	9,184	$15.15	—	$—

        The following represents additional information related to stock options outstanding and exercisable at November 30, 2001:

	Outstanding			Exercisable
Exercise Price	Number of Shares	Weighted Average Remaining Contract Life	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
$6.65–9.07	95,952	7.68	$7.58	7,952	$6.65
10.92	27,500	3.25	10.92	27,500	10.92
27.59–37.19	6,680	8.33	31.20	—	—
43.38–51.93	12,670	8.54	49.84	1,670	43.38
69.12–77.00	13,082	5.26	72.35	6,482	75.62

	155,884	6.79	$18.05	43,604	$21.00

        The weighted average fair value under the Black-Scholes option pricing model of options granted during the eleven months ended November 30, 2001 and the years ended December 31, 2000 and 1999 was $3.40, $3.73 and $5.27, respectively.

        Unipath has computed the pro forma disclosures required under SFAS No. 123 for stock options granted after January 1, 1995 using the Black-Scholes option pricing model prescribed by SFAS No. 123. The assumptions used during the eleven months ended November 30, 2001 and the years ended December 31, 2000 and 1999 are as follows:

	2001	2000	1999
Risk-free interest rate	4.44%	6.16%	5.07%
Expected dividend yield	3.40%	3.40%	1.71%
Expected lives	5 years	5 years	5 years
Expected volatility	28.75%	26.99%	24.42%

        Had compensation expense for stock options been determined based on the fair values at the grant dates for awards under the stock option plans consistent with the method of accounting prescribed by SFAS No. 123, the Company's net income (loss) would have been decreased (increased) to the pro forma amounts indicated as follows:

	Eleven Months Ended November 30, 2001	Years Ended December 31,
		2000	1999
Net income (loss)—
As reported	$4,080,757	$(2,285,800)	$(7,776,411)
Pro forma	$3,924,614	$(2,461,075)	$(7,907,023)

(7) Income Taxes

        Unipath's income tax provisions mainly represent those recorded by Unipath UK and Unipath Germany. The tax accounts are maintained by the Unipath entities using the separate return method. Pursuant to tax sharing arrangements, certain Unipath entities that incurred losses surrender those losses to other Unilever entities within the relevant tax jurisdictions. In Germany and Sweden, Unipath Germany and Unipath Scandinavia, respectively, transfer their profits and losses under the respective Profit and Loss Equalization Agreements for tax purposes (see Note 4(b)).

        The accompanying combined financial statements have been prepared in accordance with SFAS No. 109. Accordingly, a deferred tax asset or liability is determined based on the difference between the financial statement and tax bases of assets and liabilities, as measured by the enacted tax rates expected to be in effect when these differences reverse. Unipath's primary temporary difference that gives rise to the deferred tax liability is the book and tax bases difference of depreciation and amortization of property and equipment. Unipath recorded a deferred tax liability of $2,079,000 and $2,267,000 at November 30, 2001 and December 31, 2000, respectively.

        At November 30, 2001, Unipath has no carryforward losses available to offset future profits. Accordingly, no deferred tax asset is recorded. All benefits relating to taxable losses have been realized through the transfer of these losses to Unilever or other Unilever entities within the relevant tax jurisdiction. Unipath is compensated for the transfer, to other Unilever entities, of the economic benefits associated with losses via a reduction of its intercompany obligations.

        The following tables present the components of the Unipath provision for income taxes and the reconciliation from the statutory tax rate to Unipath's effective tax rate. For the purpose of these tables, domestic taxes and the statutory rates refer to tax related to and the rate effective in the United

Kingdom, as Unipath's primary operations are located in the United Kingdom. References to foreign taxes and tax rates relate to jurisdictions other than the United Kingdom.

	Eleven Months Ended November 30, 2001	Years Ended December 31,
		2000	1999
Current—
Domestic	$4,578,721	$3,539,599	$(9,229)
Foreign	372,137	(294,260)	(310,912)
Deferred—
Domestic	(84,742)	(1,067,757)	1,778,732

Total tax provision	$4,866,116	$2,177,582	$1,458,591

		Years Ended December 31,
	Eleven Months Ended November 30, 2001
		2000	1999
Statutory rate	30%	(30%)	(30%)
Rate differential in other foreign jurisdictions	1%	(32%)	—
Foreign and divisional losses not benefited	31%	2,099%	42%
Other	(8%)	(25%)	11%

Effective tax rate	54%	2,012%	23%

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Table of Contents
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
UNIPATH DIVISION OF UNILEVER PLC COMBINED STATEMENTS OF OPERATIONS
UNIPATH DIVISION OF UNILEVER PLC COMBINED BALANCE SHEETS
UNIPATH DIVISION OF THE UNILEVER GROUP COMBINED STATEMENTS OF CASH FLOWS
UNIPATH DIVISION OF THE UNILEVER GROUP NOTES TO COMBINED FINANCIAL STATEMENTS NOVEMBER 30, 2001